PRICING SUPPLEMENT NO. 146 DATED              Filed Pursuant to
October 5, 1995 TO PROSPECTUS                 Rule 424(b)(5)
DATED March 29, 1994                          File No. 33-51877


                       CMS ENERGY CORPORATION

 General Term Notes (servicemark of J.W. Korth & Company), Series A
             Due 9 Months to 25 Years from date of issue

      Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 29, 1994.

Aggregate Principal Amount:            $    50,000.00
Original Issue Date (Settlement Date)   October 11, 1995
Stated Maturity Date:                   September 15, 1998
Issue Price to Public:                 100.00% of Principal Amount
Interest Rate:                         6.875% Per Annum
Interest Payment Dates:                March 15 and September 15 and
                                       semi-annually thereafter
                                       Commencing March 15, 1996
Survivor's Option:                     [ X ] Yes  [   ] No
Optional Redemption:                   [   ] Yes  [ X ] No

      Agent                            Principal Amount of Notes
                                        Solicited by Each Agent
EVEREN Securities, Inc.                $      0.00
J.W. Korth & Company                   $ 50,000.00
      Total                            $ 50,000.00

                                         Per Note
                                       Sold by Agents
                                        To Public          Total

Issue Price:                           $1,000.00       $ 50,000.00

Agent's Discount or Commission:        $    5.00       $    250.00

Maximum Dealer's Discount or
  Selling Concession:                  $   10.50       $    525.00

Proceeds to the Company:               $  984.50       $ 49,225.00

CUSIP Number:   12589QGF7